As filed with the Securities and Exchange Commission on August 13, 1996
                                                    Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                  INNOVEX, INC.
             (Exact name of registrant as specified in its charter)

            MINNESOTA                                  41-1223933
     (State or other jurisdic-                      (I.R.S. Employer
       tion of incorporation                       Identification No.)
         or organization)

                             1313 SOUTH FIFTH STREET
                          HOPKINS, MINNESOTA 55343-9904
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                                  INNOVEX, INC.
                             1994 STOCK OPTION PLAN
                            (Full title of the Plan)
                          ----------------------------

                                 Thomas W. Haley
                             Chief Executive Officer
                                  Innovex, Inc.
                             1313 South Fifth Street
                             Hopkins, MN 55343-9904
                                 (612) 938-4155
                          (Name, address, including zip
                            code and telephone number
                              of agent for service)

                                    Copy to:

                                Charles P. Moorse
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                 (612) 371-3211



                         CALCULATION OF REGISTRATION FEE

                                             Proposed              Proposed
Title of                                      Maximum               Maximum
Securities                Amount             Offering              Aggregate                 Amount of
to be                      to be               Price               Offering                Registration
Registered              Registered           Per Share               Price                      Fee

Common Stock,          300,000 shares (2)   $16.25 (1)          $4,875,000 (1)               $1,681.03
$0.04 par value



(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on August 6, 1996.

(2) 200,000 shares were registered on Form S-8 (File No. 33-59035) on May 2, 1995 (adjusted to 300,000 shares after a 3 for 2 stock split on May 31, 1995) and 300,000 shares are being registered herewith.


               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE


         A Registration Statement on Form S-8 (File No. 33-59035) was filed with the Securities and Exchange Commission on May 2, 1995 covering the registration of 200,000 shares (adjusted to 300,000 shares after a 3 for 2 stock split on May 31, 1995) initially authorized for issuance under the Company's 1994 Stock Option Plan (the "Plan"). A filing fee of $1,681.03 was paid at the time that Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 300,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 300,000 was authorized by the Company's Board of Directors on November 30, 1995 and such amendment was approved by the Company's shareholders on January 23, 1996. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.


                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.



                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1995.

         (b) The Definitive Proxy Statement dated January 23, 1996 for the 1996 Annual Meeting of Shareholders.

         (c) The Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996.

         (d) The description of the Company's Common Stock as set forth in the Company's Form 8-A Registration Statement dated January 29, 1985, which became effective as of July 31, 1985 (Registration No. 0-13143), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Statutory Provisions. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)      Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

         Articles of Incorporation. The Company's Articles of Incorporation provides that no director of the corporation may be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under section 302A.559 or 80A.23 of Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or
(v) for any act or omission occurring prior to May 11, 1995 (the effective date of the indemnification provisions in the Company's Articles of Incorporation).

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit

5.1      Opinion and Consent of Lindquist & Vennum P.L.L.P.
         as to the legality of the common stock offered pursuant to the stock plan referred to herein

10.1     Innovex, Inc. 1994 Stock Option Plan

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of Grant Thornton LLP, independent certified public accountants

24.1 A power of attorney is set forth on the signature page of the Registration Statement.

- ---------------------


Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkins, State of Minnesota, on August 12, 1996.

                                       INNOVEX, INC.


                                     By /s/ Thomas W. Haley
                                        Thomas W. Haley, Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Innovex, Inc. hereby constitute and appoint Thomas W. Haley and Douglas W. Keller, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on August 12, 1996 in the capacities indicated.

Signature


/s/ Thomas W. Haley                               /s/ Bernt M. Tessem
- -------------------------------                   -------------------------
Thomas W. Haley, Chairman of the Board            Bernt M. Tessem, Director
and Chief Executive Officer (Principal
Executive Officer) and Director
                                                  /s/ Gerald M. Bestler
                                                  -------------------------
                                                  Gerald M. Bestler, Director
/s/ Douglas W. Keller
- -------------------------------
Douglas W. Keller, Vice President, Corporate
Controller (Principal Financial Officer)          /s/ Willis K. Drake
                                                  -------------------------
                                                  Willis K. Drake, Director


                                                  /s/ Michael C. Slagle
                                                  ---------------------------
                                                  Michael C. Slagle, Director


                                                  /s/ Mary E. Curtin
                                                  ---------------------------
                                                  Mary E. Curtin, Director, Vice
                                                  President, Legal Counsel and
                                                  Secretary


                                                  /s/ William J. Miller
                                                  ---------------------------
                                                  William J. Miller, Director